SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 2001



                            OPTICAL CABLE CORPORATION








           Virginia                 0-27022                54-1237042
        (State or other           (Commission             (IRS Employer
         jurisdiction of          File Number)            Identification No.)
         incorporation)


           5290 CONCOURSE DR.
         ROANOKE, VIRGINIA 24019                      (540) 265-0690
         (Address of principal                       (Telephone Number)
          executive offices)







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ITEM 1.  CHANGES OF CONTROL OF REGISTRANT

     Optical Cable Corporation (the "Company") announced on October 2, 2001, that Mr. Robert Kopstein, its Chairman & Chief Executive Officer, had informed the Company that substantially all of his personally-held unregistered shares of the Company had been pledged to secure substantial personal margin loans from several brokerage firms. Mr. Kopstein has advised the Company that he had originally pledged a total of 52,830,000 shares of his personal holdings of unregistered common stock of Optical Cable Corporation representing approximately 94% of the Company's outstanding common stock. Based on the information provided by Mr. Kopstein, the brokerage firms (collectively, the "Brokers") that accepted such pledges of Mr. Kopstein's unregistered common stock of the Company, and the number of shares originally pledged to each Broker are as follows: A.G. Edwards and Sons, Inc. (15,000,000 shares pledged), The Bear Stearns Companies, Inc. (15,000,000 shares pledged), Goldman Sachs & Co. (1,130,000 shares pledged), Merrill Lynch & Co., Inc. (5,000,000 shares pledged), Salomon Smith Barney, Inc. (3,000,000 shares pledged), Scott and Stringfellow, Inc. (1,700,000 shares pledged), and UBS Warburg Paine Webber, Inc. (12,000,000 shares pledged). In addition, according to information provided by Mr. Kopstein, Merrill Lynch & Co., Inc. holds 1,000,000 shares of Mr. Kopstein's unregistered Optical Cable Corporation common stock, the pledged status of which is currently in dispute. Based on information provided by Mr. Kopstein, the Company estimates that the original margin loans totaled approximately $91 million.

     The Brokers have sold or are taking actions to sell the unregistered shares of common stock of Optical Cable Corporation they hold as collateral pursuant to the various pledge arrangements with Mr. Kopstein and pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "1933 Act"). Based on sales information filed with the Securities and Exchange Commission by Mr. Kopstein, the Company estimates that 50,470,500 of such shares continued to be pledged to secure Mr. Kopstein's margin loans as of September 30, 2001 (excluding the additional 1,000,000 disputed shares also held by Merrill Lynch & Co., Inc.). At this time, the Company is aware that sales by the Brokers are continuing, but is not aware of the total number of pledged shares sold by the Brokers in October. The Company is not aware of Mr. Kopstein's current margin loan balances.

     The Company believes that at least the three Brokers holding the largest numbers of Mr. Kopstein's unregistered shares may be considered "affiliates" for purposes of Rule 144(k) under the 1933 Act. However, each of these three Brokers has expressed to the Company its view that it is not an "affiliate" as that term is used in Rule 144(k), and all but one of these Brokers have provided opinions of counsel to that effect. If the Company determines to accept the opinions of counsel for these Brokers, the Brokers would be able to sell all of the unregistered shares of the Company that have been pledged to them without any volume restrictions. The Company is attempting to expeditiously review and, where appropriate, clear the sale by the Brokers of Mr. Kopstein's unregistered shares of the Company's common stock in compliance with its legal duties.

     On October 9, 2001, UBS Warburg Paine Webber, Inc. notified Mr. Kopstein that it had sold 486,315 shares of pledged common stock of the Company to date and repossessed the remaining 11,513,685 shares originally pledged by Mr. Kopstein.



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     Attached as exhibits hereto are copies of the Company's various press releases as this situation has developed.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

         (c)   Exhibits.

               99.1 Press release of Optical Cable Corporation, dated September 26, 2001.

               99.2 Press release of Optical Cable Corporation, dated October 2, 2001.

               99.3 Press release of Optical Cable Corporation, dated October 8, 2001.








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 17, 2001.


                                             OPTICAL CABLE CORPORATION


                                            By: /s/ Neil D. Wilkin, Jr.
                                            ------------------------------
                                            Neil D. Wilkin, Jr.
                                            Senior Vice President &
                                            Chief Financial Officer




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